SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2003

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue Overland Park, Kansas 66202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 236-2000

ITEM 7: EXHIBITS

Exhibit No.	Description

99.1

Press Release dated July 30, 2003 titled “Waddell & Reed Financial, Inc. Reports Second Quarter Results and Announces a 13% Increase in its Quarterly Dividend” announcing earnings for the fiscal quarter ended June 30, 2003 (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

ITEM 9: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to Item 12 Results of Operations and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.  The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On July 30, 2003, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended June 30, 2003.  A copy of the Company press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the attached Exhibit 99.1, our operating margin is shown on adjusted bases for the three-month period ended June 30, 2003. The Company believes that these non-GAAP financial measures—adding back charges related to equity compensation and netting underwriting and distribution expenses against underwriting and distribution revenues—provide our investors, potential investors, securities analysts and others with more useful information regarding the Company's financial condition and results of operations when comparing the results to the prior periods, as well as comparing the Company's results to the results of other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2003

WADDELL & REED FINANCIAL, INC.

/s/ John E. Sundeen, Jr.
By:	John E. Sundeen, Jr. Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1

Press Release dated July 30, 2003 titled “Waddell & Reed Financial, Inc. Reports Second Quarter Results and Announces a 13% Increase in its Quarterly Dividend” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).